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Exhibit 10.1

Gas Accord II
Settlement Agreement

May 17, 2002

Gas Accord II Settlement Agreement

TABLE OF CONTENTS

I.	BACKGROUND		1
II.	OVERVIEW		1
III.	ONE-YEAR EXTENSION OF GAS ACCORD RATES AND TERMS AND CONDITIONS OF SERVICE		5
IV.	DISPOSITION OF SCOPING MEMO ISSUES		6
V.	CONTRACT EXTENSION AND OPEN SEASON		7
	A.	Procedures for Extending Existing Transmission Contracts	7
	B.	Procedures for Extending Existing Storage Contracts	9
	C.	Capacity Requirements for PG&E's Core Procurement	11
	D.	Open Season for Expansion and Relinquished Capacity	11
	E.	Requesting and Awarding Transmission Capacity in the Open Season	13
	F.	Requesting and Awarding Storage Capacity in the Open Season	15
VI.	QUARTERLY POSTING OF SHIPPER CONTACT LIST, AND RELATIVE SHARES OF TOP FIVE SHIPPERS BY TRANSMISSION PATH		16
VII.	SETTLEMENT LIMITED TO CPUC PROCEEDINGS ONLY		17
VIII.	SUPPORT BY PARTIES		17
Attachment A			18
	Open Season Ranking for Baja Path (Illustrative)		18
Attachment B			19
	Open Season Ranking for Redwood Path (Illustrative)		19
Attachment C			20
	Market Concentration Report		20

i

Gas Accord II Settlement Agreement

I.  BACKGROUND

        On March 1, 1998, the Northern California natural gas market experienced a dramatic change with the restructuring of services on the PG&E system under a broadly based settlement known as the "Gas Accord". Many previously bundled PG&E services were unbundled, providing more choice to marketers, shippers, and end-use customers. PG&E and the Gas Accord settling parties worked to develop the rules and guidelines to operate PG&E's system under the Gas Accord provisions, including the unbundling of pipeline transmission and storage services within Northern California. The Gas Accord is effective through December 31, 2002.

        Two subsequent, Commission-approved settlements modified somewhat the provisions of the original Gas Accord, while reaffirming the soundness of the Gas Accord market structure. These were the Operational Flow Order Settlement, approved in Decision 00-02-050 (hereinafter, the OFO Settlement), and the Comprehensive Gas OII Settlement for the PG&E gas system, approved in Decision 00-05-049 (hereinafter, the OII Settlement).

        In Decision 98-12-082, as modified by Decision 99-04-013, the Commission granted PG&E's request for authorization to engage in a financial risk management program. Like the Gas Accord, this authority currently is scheduled to expire as of December 31, 2002.

        In October 2001, PG&E filed Application 01-10-011 requesting that the Gas Accord structure and rates be extended for two more years while the industry works to resolve PG&E's bankruptcy issues. In February 2002, a scoping memo was issued that provided a testimony and hearing schedule to resolve selected issues related to PG&E's Gas Accord structure as identified by intervenors.

II.  OVERVIEW

        The purpose of this Gas Accord II Settlement Agreement (Agreement, Settlement, or Settlement Agreement) is to establish the market structure, rates, and terms and conditions of service for the Pacific Gas and Electric Company (PG&E) transmission and storage system under the jurisdiction of the Public Utilities Commission of the State of California (CPUC or Commission), and to develop guidelines for contracting for PG&E's gas transmission service, for the period January 1, 2003, to December 31, 2003, and for storage service, for the period April 1, 2003, to March 31, 2004 (hereinafter the Gas Accord II Period).

        The following key agreements are reached in this Settlement:

  •
  The existing market structure, rates, tariffs, and terms and conditions of service for the PG&E gas transmission and storage system, as adopted in the Gas Accord and as modified by subsequent CPUC-approved settlements, will be extended for the Gas Accord II Period.

  •
  The rates for transmission and core storage services for the Gas Accord II Period will be equal to the adopted rates in effect on January 1, 2002. The rates for market center storage services for the Gas Accord II Period will be equal to the adopted rates in effect on April 1, 2002. Customer access charges for noncore customers will be equal to the adopted rates in effect on January 1, 2002. Customer Class Charges and shrinkage rates are not set in the Gas Accord and continue to be subject to change.

  •
  Any changes that the Commission might adopt with respect to the Gas Accord market structure, rates, tariffs, or terms and conditions of service, will be implemented on a prospective basis only, commencing January 1, 2004, for transmission, and April 1, 2004, for storage.

  •
  Existing shippers with firm transmission and storage contract exhibits in effect in 2002 (hereinafter, Contracts) will be allowed to extend their Contract terms for the Gas Accord II

    Period, or until the first day the subject transportation or storage arrangements are under the jurisdiction of the Federal Energy Regulatory Commission (FERC), whichever occurs first. Each Contract and governing Gas Transportation Service Agreement (GTSA) continues to be subject to General Order 96-A.

  •
  All Natural Gas Service Agreements will remain in effect, in accordance with their terms, for the Gas Accord II Period. A customer with negotiated terms as of December 31, 2002, may extend these terms at the customer's option.

  •
  PG&E will conduct an open season for Line 401 expansion capacity, unsold transmission and storage capacity, and any transmission and storage capacity relinquished during the Contract extension process. The term of awarded contracts will be for the Gas Accord II Period, or until the first day the subject transportation or storage arrangements are under the jurisdiction of the FERC, whichever occurs first. In the open season, PG&E will reserve 100 MDth/d of Redwood Path firm capacity for on-system requests, and will limit off-season awards initially to 340 Dth/d until on-system requests are filled, as explained more fully in Section V.E.3.b, below.

  •
  Contracts resulting from the open season process will have the same status as contracts that are extended pursuant to the Contract extension process.

  •
  PG&E's Core Procurement will not require additional transmission and storage capacity in the open season above the amounts established in the Gas Accord Decision 97-08-055, as modified in 2000 BCAP Decision 01-11-001. The current Core Procurement Incentive Mechanism (CPIM) will be extended for the Gas Accord II Period. Nothing in this Settlement will preclude PG&E and consumer advocates from proposing and implementing changes to the CPIM, as permitted by the existing CPIM, during the Gas Accord II Period.

  •
  PG&E's authority to administer a financial risk management program will be continued through the Gas Accord II Period.

  •
  The Contract extension and open season process will be conducted according to the procedures developed in this Settlement. Parties will learn the results of the Contract extension process prior to the end of the open season.

  •
  If they have not otherwise expired in accordance with their one-year term, all contracts that result from the Contract extension and open season process specified in this Settlement will terminate upon a change to FERC jurisdiction. In that event, subject to FERC approval, PG&E will provide contract holders the option to convert to a FERC-approved contract at the same rates and material terms.

  •
  Upon approval of this Settlement by the CPUC, all "unresolved issues" identified in the February 26, 2002 Scoping Memo (hereinafter, Scoping Memo Issues) shall be deemed to be resolved through the Gas Accord II period.

  •
  The Parties propose that the existing procedural schedule for litigation of the Scoping Memo Issues be extended, in accordance with the schedule set forth in Part IV hereof, with hearings in November 2002.

  •
  PG&E reserves the right to amend Application 01-10-011, or to file a new Application with the CPUC, to address the market structure, rates, and terms and conditions of service for its gas transmission and storage system for the period beginning January 1, 2004. Likewise, all Parties reserve all of their rights with respect to the Scoping Memo Issues, except that they agree to the procedural schedule change set forth in Section IV, below.

  •
  Creditworthiness requirements for shippers and storage customers shall be in accordance with PG&E Gas Rule 25. PG&E stipulates that it will not propose any changes to Gas Rule 25 that would take effect prior to completion of the contract extension and open season process established in this Settlement.

        This Agreement is entered into by the Settlement Parties, as identified by their signatures on this Settlement Agreement, and their concurrence in a joint motion to be filed contemporaneously herewith. This Settlement shall become effective immediately, except that provisions requiring CPUC approval shall become effective on the effective date of a CPUC order approving the Settlement.

        Of paramount concern to the Settlement Parties is to resolve regulatory issues so as to provide for an orderly and efficient market for the upcoming year, prior to the start of the 2002-2003 winter heating season, and to provide contract certainty. The intent of this Settlement is to achieve an expeditious resolution of issues, consistent with the public interest, and by this means avoid any potential supply disruptions or high costs from an inefficient and more uncertain market.

        The Settlement Parties, including PG&E, acknowledge that one year of contract certainty for transportation and storage arrangements is important to PG&E shippers and end-use customers, because, among other things, gas supply and associated transportation arrangements often are arranged on a full one-year basis. The Settlement Parties recognize that PG&E currently has a proposal before the FERC that includes a transition period that would extend for a term even longer than the one-year Gas Accord II Period established in this Settlement, should a contracting party sign a FERC-approved contract.

        This Agreement is a negotiated compromise of issues and is broadly supported by parties who are marketers, shippers, wholesale and retail end-use customers, and regulatory representatives. Nothing contained herein shall be deemed to constitute an admission or an acceptance by any party of any fact, principle, or position contained herein. Notwithstanding the foregoing, the Settlement Parties, by signing this Agreement and by joining the motion to adopt the Agreement filed before the Commission, acknowledge that they pledge support for Commission approval and subsequent implementation of these provisions.

        This Agreement is to be treated as a complete package not as a collection of separate agreements on discrete issues or proceedings. To accommodate the interests of different parties on diverse issues, the Settlement Parties acknowledge that changes, concessions, or compromises by a party or parties in one section of this Agreement necessitated changes, concessions, or compromises by other parties in other sections.

        In the event the Commission rejects or modifies the Agreement, the Settlement Parties reserve their rights under Rule 51.7 of the Commission's Rules of Practice and Procedure.

        PG&E will not seek to recover any incremental costs associated with implementing the provisions of this Settlement Agreement.

III.  ONE-YEAR EXTENSION OF GAS ACCORD RATES AND TERMS AND CONDITIONS OF SERVICE

  A.
  The existing market structure, rates, tariffs, and terms and conditions of service for the PG&E gas transmission and storage system, as adopted in the Gas Accord, the OFO Settlement and the OII Settlement, will be extended for the Gas Accord II Period.

  B.
  The rates for transmission and core storage services for the Gas Accord II Period will be equal to the adopted rates in effect on January 1, 2002. The rates for market center storage services for the Gas Accord II Period will be equal to the adopted rates in effect on April 1, 2002. Customer access charges for noncore customers will be equal to the adopted rates in effect on January 1, 2002. Customer Class Charges and shrinkage rates are not set in the Gas Accord and continue to be subject to change.

  C.
  PG&E's authority to administer a financial risk management program will be continued through the Gas Accord II Period.

  D.
  The service arrangements set forth in existing long-term transmission service agreements will remain in effect, in accordance with their terms. Service during the Gas Accord II Period will be based on the implementation agreements or contract amendments used during the Gas Accord to administer any unique terms and conditions of these various agreements. These long-term transmission service agreements include Expedited Application Docket (EAD) contracts, Line 401 Expansion (G-XF) contracts, the Crockett Cogeneration contract, and Enhanced Oil Recovery (EOR) contracts.

  E.
  All Natural Gas Service Agreements (NGSAs) will remain in effect, in accordance with their terms, for the Gas Accord II Period. NGSAs with negotiated terms (take, duration, or price) may be extended for the Gas Accord II Period, at the customer's option, for the same negotiated terms.

  F.
  Creditworthiness requirements for shippers and storage customers shall be in accordance with PG&E Gas Rule 25. PG&E stipulates that it will not propose any changes to Gas Rule 25 that would be effective prior to completion of the contract extension and open season process established in this Settlement.

  G.
  Extended Contracts and contracts awarded in the open season will have a term of one (1) year or until the first day the subject transportation or storage arrangements are under the jurisdiction of the FERC, whichever occurs first. In the event the date of FERC jurisdiction occurs during the one-year term, then, subject to FERC approval, PG&E will provide contract holders the option to convert to FERC-approved contracts at the same rates and material terms.

IV.  DISPOSITION OF SCOPING MEMO ISSUES

  A.
  Upon approval of this Settlement by the CPUC, all Scoping Memo Issues shall be deemed to be resolved through the Gas Accord II Period.

  B.
  Contemporaneously with the filing of this Settlement, the Settlement Parties will file a joint motion requesting that the existing procedural schedule for the Scoping Memo Issues be extended, and that new dates be established for filing testimony and hearings, as follows:

  1.
  October 1: Prepared testimony served on parties

  2.
  October 30: Reply testimony served on parties

  3.
  November 12-20: Evidentiary hearings

  C.
  PG&E agrees that, on or before August 1, 2002, PG&E will undertake a settlement process with the parties to this proceeding (A.01-10-011) to attempt to resolve Scoping Memo Issues by stipulation or settlement.

  D.
  All Settlement Parties reserve all their rights with respect to the Scoping Memo Issues for the period commencing after the Gas Accord II Period.

  E.
  PG&E reserves the right to modify its Application 01-10-011, including but not limited to its right to seek a rate increase, or to file a superseding Application with the CPUC, to address the market structure, rates, and terms and conditions of service for its gas transmission and storage system, for the period beginning January 1, 2004 (for transmission and core storage services), or April 1, 2004 (for market center storage services). The other Settlement Parties likewise reserve all of their rights with respect to the same matters. Notwithstanding the foregoing, all the Settlement Parties agree to the procedural schedule set forth above for litigation and possible settlement of the Scoping Memo Issues.

V.  CONTRACT EXTENSION AND OPEN SEASON

A.
Procedures for Extending Existing Transmission Contracts

1.
PG&E will offer existing firm transmission capacity holders (shippers), whose Contracts are set to expire at the end of the Gas Accord, the right to renew their Contracts for the Gas Accord II Period, which begins January 1, 2003.

a.
PG&E will extend formal offers to existing shippers promptly after issuance of a Commission decision approving this Settlement.

b.
Shippers that intend to accept the extension offer must sign the extension offer prior to the date specified by PG&E (which will be no earlier than five (5) business days after the formal offer is presented to the shipper), or else the capacity will be considered to have been relinquished and will be offered in the open season. In the event the CPUC makes any change to the Settlement, then PG&E will allow customers a minimum of ten (10) business days to make their Contract extension elections.

c.
For Contract capacity that has been assigned for the remaining term of the Contract, the assignee, not the original capacity holder (assignor), will have the right to extend the Contract.

d.
For any Contract capacity that has not been assigned for the full term of the Contract, the assignor will be offered the right to extend the Contract.

e.
The assignee and the assignor may reach an agreement that differs from the above rules on who should have the Contract extension rights. PG&E will honor the agreement if the parties send a letter to PG&E signed by both parties prior to close of the Contract extension period.

f.
The Contract path for the extension will be the same as the existing Contract.

g.
Credit satisfactory to PG&E, in accordance with PG&E Gas Rule 25, must be established before a Contract extension will be granted. The shipper can determine its credit status by inquiring with PG&E.

h.
If PG&E's UEG chooses to extend a transmission Contract during the Contract extension process, UEG must submit its extension notice four business days prior to the close of the process. PG&E will post UEG's transmission capacity extension notice on the Pipe Ranger web site the following day. Cogenerators will then have a minimum of three business days to submit their extension notices.

i.
All Contracts for transmission capacity extended under this process will continue to be subject to the following CPUC General Order 96-A wording:

        "This GTSA shall at all times be subject to such changes or modifications by the CPUC as the CPUC may, from time to time, direct in the exercise of its jurisdiction."

  2.
  The Contract extension for annual transmission capacity at standard rates will be offered under the following terms and conditions:

  a.
  The Contract extension must be for 2003.

  b.
  Shippers must specify a maximum daily contract quantity (MDQ) equal to or less than the MDQ on the existing Contract. The MDQ may not vary during the term of the extension.

    c.
    The Contract reservation and usage charge will be equal to the standard annual firm tariff rate (Rate Schedule G-AFT or G-AFTOFF) for the Contract path. This standard rate will equal the Gas Accord approved rate on January 1, 2002.

    d.
    The reservation charge for the Contract extension will be either SFV or MFV depending on the existing contract's designation.

    e.
    Customers with multiple seasonal or negotiated Contracts will be allowed to combine the Contracts to make an annual contract with a constant MDQ. The rate design applicable to such annual contract shall be SFV rate design. The remaining Contract quantities will be placed in a G-NFT contract with the extension rights as described below.

  3.
  The Contract extension for seasonal transmission capacity at standard rates will be offered under the following terms and conditions:

  a.
  The Contract extension must be for 2003 in the same months and quantities as the existing Contract in 2002 except as allowed in subparagraph b, below.

  b.
  Any reduction in MDQ must be the same quantity in all months of the Contract.

  c.
  The Contract reservation and usage charge will be equal to the standard seasonal firm tariff rate (Rate Schedule G-SFT) for the Contract path. This standard rate will equal the Gas Accord approved rate on January 1, 2002.

  d.
  The reservation charge for the Contract extension will be either SFV or MFV depending on the existing Contract's designation.

  4.
  The Contract extension for negotiated transmission capacity will be offered under the following terms and conditions:

  a.
  The Contract extension must be for 2003 in the same months and MDQ as the existing contract in 2002 except as allowed in b. below.

  b.
  Any reduction in MDQ must be the same quantity in all months of the Contract.

  c.
  Contract extensions for current negotiated Contracts of less than 12 consecutive months will be at the maximum negotiated firm tariff SFV rate (Rate Schedule G-NFT or G-NFTOFF) for the Contract path. The maximum negotiated firm rate is 120% of the annual firm SFV rate. The maximum rate will equal the Gas Accord approved rate on January 1, 2002.

  d.
  Contract extensions for negotiated annual Contracts will be either at the current negotiated rate or at the annual firm tariff SFV rate (Rate Schedule G-AFT or G-AFTOFF) for the Contract path, at the option of the shipper. The term end date as specified in Exhibit B, letter agreement or term sheet will be extended from December 31, 2002 to the earlier of December 31, 2003 or until the subject transportation arrangement is declared to fall under the jurisdiction of the FERC. In the case of Contracts with true-up provisions that apply to the full term of the Contract, the true-up provisions will continue to apply to the full term of the Contract, which will include the extension period. Contracts with a floor or maximum rate specified for 2002 will have the same floor or maximum rate in 2003. The standard rate will equal the Gas Accord approved rate on January 1, 2002.

  e.
  If an existing firm transportation Contract has specific language specifying the customer's or PG&E's rights to extend or not extend the agreement for 2003, then such specific contract language shall supercede these general rules in this Settlement.

B.
Procedures for Extending Existing Storage Contracts

1.
PG&E will offer firm storage capacity holders the right to extend their Contracts for the Gas Accord II Period, which is begins April 1, 2003 for storage capacity.

a.
PG&E will extend formal offers to existing firm storage capacity holders promptly after issuance of a Commission decision approving this Settlement.

b.
Contract extensions must be for one storage year (April 1, 2003 to March 31, 2004).

c.
Firm storage capacity holders who intend to accept the extension offer must sign the offer prior to the date specified by PG&E (which will be no earlier than five (5) business days after the formal offer is presented to the customer), or else the capacity will be considered to have been relinquished and will be offered in the open season.

d.
The Contract extension offer will be extended to the shipper who holds the Contract at the time the formal offers are extended.

e.
For Contract capacity that has been assigned for the remaining term of the Contract, the assignee, not the original capacity holder (assignor), will have the right to extend the Contract.

f.
For any Contract capacity that has not been assigned for the full term of the Contract, the assignor will be offered the right to extend the Contract.

g.
The assignee and the assignor may reach an agreement that differs from the above rules on who should have the Contract extension rights. PG&E will honor the agreement if the parties send a letter to PG&E signed by both parties prior to the close of the Contract extension period.

h.
The existing customer must continue to have credit satisfactory to PG&E, in accordance with PG&E Gas Rule 25, before the Contract extension will be granted. The customer can determine its credit status by inquiring with PG&E.

i.
If PG&E's UEG chooses to extend a storage contract during the Contract extension process, UEG must submit its extension notice four (4) business days prior to the close of the process. PG&E will post UEG's storage capacity extension notice on the Pipe Ranger web site the following day. Cogenerators will then have a minimum of three business days to submit their extension notices.

j.
All Contracts for storage capacity extended under this process will continue to be subject to the following CPUC General Order 96-A requirement:

        "This GTSA shall at all times be subject to such changes or modifications by the CPUC as the CPUC may, from time to time, direct in the exercise of its jurisdiction."

  2.
  Firm storage capacity holders with service under the standard firm storage tariff (Rate Schedule G-FS) will be offered the right to extend their storage Contracts under the following terms and conditions:

  a.
  Standard firm storage capacity holders must specify the amount of storage capacity (inventory and daily injection quantity) they wish to retain. The quantities specified must be equal to or less than the quantities in the existing Contract. The quantities may not vary during the term of the extension.

  b.
  Standard firm storage capacity holders must specify the daily storage withdrawal quantity and the number of days of withdrawal they wish to retain. The daily storage withdrawal quantity and the number of days specified must be equal to or less than the daily storage withdrawal quantity and the number of days of withdrawal under the existing Contract. The daily storage withdrawal quantity may not vary during the term of the extension.

    c.
    The Contract reservation charges for capacity and withdrawal and the per unit usage charges for injection and withdrawal will be equal to the standard firm storage tariff rate (Rate Schedule G-FS). This standard rate will equal the Gas Accord approved rate on April 1, 2002.

  3.
  Firm storage capacity holders with service under the negotiable firm storage tariff (Rate Schedule G-NFS) will be offered the right to extend their storage Contracts under the following terms and conditions:

  a.
  All negotiable terms including the rate, the injection, withdrawal and inventory quantities, and the months of service must be equal to the negotiable firm storage capacity holder's 2002-2003 storage year Contract. No changes or capacity reductions will be allowed.

  b.
  A Contract extension will not be offered to those negotiated firm storage capacity holders who have a provision in their Contracts that expressly forbids a Contract extension into the post-Gas Accord period.

C.
Capacity Requirements for PG&E's Core Procurement

1.
The current CPIM mechanism will be extended for the Gas Accord II Period. The CPIM provides for periodic discussions between PG&E and consumer advocates regarding the CPIM. Nothing in this Settlement shall preclude PG&E and consumer advocates from petitioning the Commission for modifications of the CPIM prior to or during the Gas Accord II Period.

2.
The settling parties agree that the current firm intrastate capacity holdings authorized in the 2000 BCAP are sufficient for PG&E's intrastate Core Procurement for the Gas Accord II Period. Therefore, PG&E's Core Procurement will extend its existing level of firm intrastate transmission and storage capacity rights.

3.
PG&E's Core Procurement will not participate in the open season to acquire additional firm capacity.

4.
After the open season, PG&E's Core Procurement may increase (if capacity is available) or decrease (through capacity assignment) its firm transmission and storage capacity holdings based on PG&E's sole determination of benefits while operating according to the CPIM. In acquiring additional capacity rights, PG&E's Core Procurement shall be treated equally with other shippers, and shall not be granted any undue preference.

D.
Open Season for Expansion and Relinquished Capacity

1.
PG&E will conduct an open season for the Redwood Path expansion capacity and for any available unsold or relinquished firm transmission or storage capacity after shippers and storage capacity holders make their elections regarding whether to extend their current Contracts. Contracts awarded through the open season process will be treated the same as Contracts that are extended through the Contract extension process.

a.
PG&E will start the open season promptly after issuance of a Commission decision approving this Settlement and will close a minimum of seven (7) days after providing available capacity information, as provided below, following the close of the Contract extension period. Upon completion of the Contract extension period, PG&E will post on its Pipe Ranger web site for each path the amount of capacity that will be available in the open season and the amount of capacity available to off-system shippers.

    b.
    Notification of the open season will be posted on PG&E's Pipe Ranger web site, and also be sent in writing to all noncore customers and to all other customers holding a valid GTSA with PG&E.

    c.
    The open season will be open to all interested participants on a non-discriminatory basis. Open season participants will be required to establish credit satisfactory to PG&E, in accordance with PG&E Gas Rule 25, prior to the close of the open season. PG&E will begin accepting credit applications on May 31, 2002. Credit applications must be completed and returned to PG&E six weeks prior to the close of the open season.

    d.
    PG&E will inform open season participants of their awarded capacity within five (5) working days of the close of the open season, including participants awarded zero capacity.

    e.
    All contract exhibits for transmission and storage capacity awarded in the open season will continue to be subject to the following CPUC General Order 96-A requirement:

        "This GTSA shall at all times be subject to such changes or modifications by the CPUC as the CPUC may, from time to time, direct in the exercise of its jurisdiction."

  2.
  PG&E will make available the following capacity in the open season:

  a.
  Any Redwood Path expansion capacity unsold as of the start of the open season, and all Redwood Path expansion capacity (up to approximately 200 MDth/d) as of January 1, 2003.

  b.
  Any existing annual firm transmission capacity unencumbered by possible Contract extension rights, as agreed to in this Settlement, as of the start of the open season.

  c.
  All annual firm transmission and storage capacity that is relinquished by existing contract holders effective on January 1, 2003, for transmission capacity and April 1, 2003, for storage capacity.

  d.
  Silverado capacity will not be sold in the open season.

E.
Requesting and Awarding Transmission Capacity in the Open Season

1.
Open season participants will be asked to submit the following information as part of any firm transmission capacity request.

a.
The transmission path and delivery point (on-system or off-system). Participants may request Baja or Redwood capacity.

b.
The delivered MDQ in Dth/d.

c.
The minimum contract MDQ in Dth/d that the participant would be willing to accept in the event of proration.

d.
The term, up to 15 months for Redwood expansion capacity, 12 months for all other transmission capacity.

e.
Whether the contract's reservation charge should be Straight Fixed Variable (SFV) or Modified Fixed Variable (MFV) based on Rate Schedule G-AFT or G-AFTOFF.

2.
The following limitations will be placed on transmission capacity requests submitted during the open season:

a.
The maximum acceptable capacity request on any one path for any open season participant including affiliated entities will be 200 MDth/d (capacity request limit). The amount of capacity awarded in the Contract extension process is independent of the capacity request limit for this open season. Any entity with a 50% or greater ownership interest in another entity will be considered an affiliate of that entity. Before applying the award criteria to the capacity requests, PG&E will prorate, if necessary, all capacity requests from an entity and its affiliates until the aggregate request for that path matches the capacity request limit. PG&E's Core Procurement capacity holdings are excluded from this calculation for purposes of proration.

    b.
    If PG&E's UEG chooses to participate in the open season, UEG must submit its transmission capacity request four business days prior to the close of the open season. PG&E will post UEG's transmission capacity request by path on the Pipe Ranger web site the following day. Each qualified cogenerator will then have a minimum of three business days to submit its request by the end of the open season and match UEG's request if it so chooses.

    c.
    Capacity requests will be binding. Any shipper awarded capacity in the open season process will be responsible for the standard tariff charges (Rate Schedule G-AFT or G-AFTOFF) associated with the awarded capacity.

    d.
    PG&E will not accept seasonal or negotiated transmission capacity requests in the open season.

  3.
  The following criteria will be used to award transmission capacity:

  a.
  Capacity requests will be sorted by path and ranked by the highest value, which is calculated as the requested term times the requested reservation charge. Attachment A hereto provides an illustrative ranking for the Baja requests and Attachment B for Redwood requests. PG&E will provide more definitive ranking schedules prior to the commencement of the open season.

  b.
  PG&E initially will reserve 100 MDth/d of Redwood Path capacity in the open season for award to on-system delivery points at the on-system SFV rate for standard firm service. PG&E also will initially limit off-system firm contracts to a total capacity of 340 MDth/d. This limit includes the total of existing long-term G-XF off-system contracts, existing off-system Contracts that are extended under the Contract extension process, and initial awards in the open season. If, following the initial award process, there is any remaining capacity after awarding all on-system requests for standard firm service at SFV rates, then such remaining capacity can be awarded to fulfill any off-system requests that were not fully awarded. As a result, total off-system contracted capacity could exceed 340 MDth/d, but only after all on-system requests for standard firm service at SFV rates are satisfied.

  c.
  If the remaining capacity is less than the total capacity requests with the same rank (tie bids), then the capacity will be prorated. The proration formula will be the remaining available capacity divided by the total capacity requested in the tie bids times the individual capacity requested.

  d.
  If there are 15-month requests for expansion capacity in excess of the available expansion capacity, the unfulfilled portion of the requests will be converted to a 12-month request for non-expansion Redwood capacity.

  e.
  If all the expansion capacity is not awarded to 15-month requests, any remaining capacity will be used to satisfy lower ranked requests.

  f.
  Total holdings for any open season participant including all affiliated entities (as defined herein) at the time capacity is awarded cannot exceed 30% of the annual average capacity of either path (Redwood or Baja) after the set-aside for Core Procurement Groups, wholesale customers and SMUD's equity interest. The maximum capacity limit will be approximately 400 MDth/d (annual average) for the Redwood Path and 240 Mdth/d (annual average) for the Baja Path. Awards in the open season will be limited on each path so that no entity will hold more than 30% of the annual average capacity on either path (excluding the above-mentioned set-asides) after the open season capacity is awarded. PG&E's Core Procurement will not be included in the calculations for the maximum capacity limit for affiliates of PG&E Corporation.

    g.
    The total award of capacity to PG&E's Utility Electric Generating Department (UEG) in the contract extension and open season process will not exceed its MDQ.

    h.
    After the open season the 30% limit will be enforced for any capacity acquired directly from PG&E. The 30% market limit will not apply to the secondary market. The 30% limit in this Settlement is consistent with the market concentration limit adopted for SoCalGas in Decision 01-12-018 approving the Comprehensive Gas OII Settlement.

F.
Requesting and Awarding Storage Capacity in the Open Season

1.
Open Season participants will be asked to submit the following information as part of any firm storage capacity request.

a.
The quantity of storage capacity (inventory) in Dth.

b.
The minimum storage inventory in Dth that the participant would be willing to accept in the event of proration.

c.
The withdrawal MDQ in Dth/d and the number of days of withdrawal.

d.
The minimum withdrawal quantity in Dth/d that the participant would be willing to accept in the event of proration

2.
The following limitations will be placed on storage capacity requests submitted during the open season:

a.
The term will be one year. The storage year begins April 1, 2003 and ends March 31, 2004.

b.
The maximum acceptable capacity request for storage inventory for any open season participant including all affiliated entities will be 2.0 MMDth (capacity request limit). The amount of capacity awarded in the Contract extension process is independent of the capacity request limit for this open season. Any entity with a 50% or greater ownership interest in another entity will be considered an affiliate of that entity. Before applying the award criteria to the capacity requests, PG&E will prorate all capacity requests from an entity and its affiliates until the aggregate request for that path matches the capacity request limit. PG&E's Core Procurement will not be included in the calculations for the maximum capacity limit for affiliates of PG&E Corporation.

c.
If PG&E's UEG chooses to participate in the open season, UEG must submit its storage capacity request four business days prior to the close of the open season. PG&E will post UEG's storage capacity request on the Pipe Ranger web site on the following day. Each cogenerator will then have a minimum of three business days to submit its request by the end of the open season and to match UEG's request if it so chooses.

d.
Capacity requests will be binding. Any shipper awarded capacity in the open season process will be responsible for the standard tariff charges (Rate Schedule G-FS) associated with the awarded capacity.

    e.
    The storage open season will be limited to standard firm storage requests. PG&E will not accept negotiated firm storage capacity requests in the open season.

  3.
  The following criteria will be used to award storage capacity:

  a.
  If the capacity requests exceed the available capacity, then the capacity will be prorated. The proration formula will be the remaining available capacity times the individual capacity requested divided by the total capacity requested involved in the tie.

  b.
  Inventory quantities and withdrawal quantities will be prorated separately if requests exceed available capacity.

VI.  QUARTERLY POSTING OF SHIPPER CONTACT LIST, AND RELATIVE SHARES OF TOP FIVE SHIPPERS BY TRANSMISSION PATH

  A.
  Upon completion of the Contract extension and open season process, and quarterly thereafter, PG&E will develop a contact list of firm capacity holders on PG&E's system. This list will provide an alphabetical listing of all the firm transmission capacity holders on PG&E's system as of the first day of each quarter. The list will include the contact information for those capacity holders. A similar but separate contact list will be maintained for storage. PG&E will post the contact lists on its Pipe Ranger web site.

  B.
  Upon completion of the Contract extension and open season process, quarterly PG&E will develop a market concentration report for the backbone system that will show the top five capacity holders by percentage for the Redwood and Baja Paths. The identities of the shippers will remain confidential and will not be shown on the report. The report will exclude PG&E's Core Procurement and calculate the percentage capacity holdings after excluding Core Procurement's and Wholesale core capacity holdings, and SMUD's undivided equity interest from the total capacity on each path. The report will include all capacity acquired by a shipper either through the Contract extension, the open season, subsequent purchases from PG&E or through the secondary market as reported to PG&E. PG&E will update the report quarterly based on the annual average capacity holdings as of the first day of the quarter. The report also will show the top five capacity holders by percentage for the subject calendar quarter (i.e., not annualized). For the calculation, PG&E will group together affiliates, using the 50% ownership criterion described earlier. PG&E will post this report on its Pipe Ranger web site. A sample of such a quarterly report is attached as Attachment C to this Settlement.

VII.  SETTLEMENT LIMITED TO CPUC PROCEEDINGS ONLY

        Nothing in this Settlement is intended to apply to or modify PG&E's proposals in its certificate application now pending at FERC. Notwithstanding the foregoing, the Settlement Parties agree that, in the event FERC issues an order adopting a transition period that would not allow the gas transportation and storage arrangements undertaken under this Settlement to effectively remain in place under FERC-approved contracts for the full one-year duration of the Gas Accord II Period, or if FERC issues an order requiring a change in the rates or firm contract quantities applicable to such arrangements, then the Settlement Parties, including PG&E, shall meet and confer in a good-faith effort to minimize any disruption that otherwise might result from such FERC-imposed changes.

VIII.  SUPPORT BY PARTIES

        The Parties recognize that it is critical to the public interest and to the stability of the gas and electric industries to have transportation and storage arrangements in place in advance of the 2002-2003 winter heating season. Accordingly, the Parties agree to fully support the adoption of this Settlement, on an expedited basis, by the CPUC, because, among other things, it resolves the pending issues in a manner that is consistent with the public interest.

Attachment A

Open Season Ranking for Baja Path (Illustrative)

Rank	Rate Option	Months	Res. Rate ($/Dth/Month)	Value ($/ Dth)
1	SFV-OFF	12	5.1921	62.3
1	SFV-ON	12	5.1921	62.3
2	MFV-OFF	12	3.9100	46.9
2	MFV-ON	12	3.9100	46.9

Attachment B

Open Season Ranking for Redwood Path (Illustrative)

Rank	Rate Option	Months	Res. Rate ($/Dth/Month)	Value ($/ Dth)
1	SFV-OFF	15	9.8251	147.4
2	SFV-ON	15	7.9610	119.4
3	SFV-OFF	12	9.8251	117.9
4	SFV-ON	12	7.9610	95.5
5	MFV-OFF	15	5.1815	77.7
6	MFV-ON	15	4.6874	70.3
7	MFV-OFF	12	5.1815	62.2
8	MFV-ON	12	4.6874	56.2

Attachment C

Market Concentration Report

For Capacity Holdings As Of January 1, 2003
(Illustrative)

Annual Average Capacity Holdings:

Redwood Path			Baja Path
Shipper 1	XX	%	Shipper A	XX	%
Shipper 2	XX	%	Shipper B	XX	%
Shipper 3	XX	%	Shipper C	XX	%
Shipper 4	XX	%	Shipper D	XX	%
Shipper 5	XX	%	Shipper E	XX	%

        Path Market Share Percentage equals [(annual average capacity holding by Shipper and affiliates) times (100)] divided by[(annual average path firm capacity) minus (Core and Core Wholesale period average firm capacity holdings) minus (SMUD equity interest)]

Quarterly Average Capacity Holdings:

Redwood Path			Baja Path
Shipper 1	XX	%	Shipper A	XX	%
Shipper 2	XX	%	Shipper B	XX	%
Shipper 3	XX	%	Shipper C	XX	%
Shipper 4	XX	%	Shipper D	XX	%
Shipper 5	XX	%	Shipper E	XX	%

        Path Market Share Percentage equals [(capacity holding for the quarter by Shipper and affiliates) times (100)] divided by[(path firm capacity for the quarter) minus (Core and Core Wholesale firm capacity holdings for the quarter) minus (SMUD equity interest)]

QuickLinks

  Exhibit 10.1
  I. BACKGROUND
  II. OVERVIEW
  III. ONE-YEAR EXTENSION OF GAS ACCORD RATES AND TERMS AND CONDITIONS OF SERVICE
  IV. DISPOSITION OF SCOPING MEMO ISSUES
  V. CONTRACT EXTENSION AND OPEN SEASON
  VI. QUARTERLY POSTING OF SHIPPER CONTACT LIST, AND RELATIVE SHARES OF TOP FIVE SHIPPERS BY TRANSMISSION PATH
  VII. SETTLEMENT LIMITED TO CPUC PROCEEDINGS ONLY
  VIII. SUPPORT BY PARTIES
  Attachment A
  Attachment B
  Attachment C